Exhibit 16


                                POWER OF ATTORNEY

         The undersigned hereby constitutes and appoints David P. Greer, Michael
G. Phelan and John C. Munch, and each of them, attorney-in-fact for the undersigned, to execute on his behalf and in his stead, the Registration Statement of First Focus Funds, Inc. on Form N-14 to be filed on or about May 23, 2003, and any amendments thereto, and hereby ratifies all actions that each such attorney-in-fact may take pursuant to the provisions hereof.


/s/ David P. Greer               President, Principal Executive,    May 6, 2003
------------------------         Financial and Accounting
David P. Greer                   Officer and Director



/s/ Joseph Caggiano               Director                           May 6, 2003
----------------------
Joseph Caggiano


/s/ Robert A. Reed               Director                           May 6, 2003
------------------------
Robert A. Reed


/s/ Harry A. Koch, Jr.           Director                            May 6, 2003
-----------------------
Harry A. Koch, Jr.


/s/ Gary Witt                    Director                            May 6, 2003
---------------------------
Gary Witt